                                                                    Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 23, 2002 except as to Note 16, which appeared in the 2002 OpenTV Corp. Form 10-K, which is as of April 8, 2003 relating to the financial statements and financial statement schedule, which appears in OpenTV Corp.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California

July 20, 2004